Exhibit 99.1

[FOR IMMEDIATE RELEASE]
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

FIRST BUSINESS REPORTS RECORD LOANS AND STRONG THIRD QUARTER PROFITABILITY
Record Fee Income, Newly Hired Talent and Sustained Asset Quality Highlight Company’s Growth

Madison, WI - October 23, 2014 (GLOBE NEWSWIRE) - First Business Financial Services, Inc. (the “Company” or “First Business”) (NASDAQ: FBIZ), the parent company of First Business Bank and First Business Bank - Milwaukee, today reported strong third quarter profits. The Company once again grew loans and fee income to record levels while investing in talent, maintaining strong asset quality and expanding client relationships across a spectrum of financial needs.

Highlights for the quarter ended September 30, 2014 include:

•
Net income totaled $3.6 million, including $104,000 in pre-tax merger-related expenses, compared to $3.6 million of net income for the third quarter of 2013, in which no merger-related expenses were recorded.

•	Robust business fundamentals drove strong performance across key profitability measures:

•	Annualized return on average assets measured 1.06%, exceeding 1.0% for the seventh consecutive quarter.

•	Annualized return on average equity of 12.10% exceeded 12.0% for the ninth consecutive quarter.

•	Top line revenue, consisting of net interest income and non-interest income, increased 4% to a record $13.4 million, compared to $12.8 million for the quarter ended September 30, 2013.

•	The Company’s efficiency ratio measured 60.1%, generally in line with recent levels and includes the impact of merger-related expenses and investment in talent.

•	Period-end net loans and leases grew for the tenth consecutive quarter, reaching a record $1.028 billion at September 30, 2014, up 9% from September 30, 2013.

•	Temporarily elevated liquidity related to the timing of certain significant deposit inflows late in the quarter affected certain balance sheet measures at September 30, 2014:

•	Cash and cash equivalents grew to $174.5 million, up 103% and 82% from the linked- and prior-year quarters, respectively.

•
Period-end in-market deposit balances - comprised of all transaction accounts, money market accounts and non-brokered certificates of deposit - measured $859.1 million at September 30, 2014, up 18% and 20% from the linked- and prior-year quarters, respectively.

•	Net interest margin declined to 3.44% for the third quarter of 2014, compared to 3.52% and 3.56% for the linked- and prior-year quarters, respectively.

•	For the third consecutive quarter, the Company recorded no net charge-offs.

•	Allowance for loan and lease losses as a percent of total loans and leases declined to 1.34% at September 30, 2014 from 1.59% at September 30, 2013.

•
On August 26, 2014, the Company successfully completed the previously disclosed private placement of $15.0 million in subordinated debt, the proceeds of which will primarily be used to finance a portion of the pending merger with Aslin Group.

The Company recorded net income of $3.6 million in the third quarter of 2014, compared to $3.5 million earned in the second quarter of 2014 and $3.6 million earned in the third quarter of 2013. Diluted earnings per common share were $0.89 for the third quarter of 2014, compared to $0.88 for the linked-quarter and $0.91 for the prior-year quarter. Third quarter 2014 results include the impact of $104,000 in non-recurring expenses related to the Company’s pending merger with Aslin Group. Merger expenses totaled $320,000 in the second quarter of 2014.

“Strong third quarter results demonstrate the strength of First Business’ consistent approach to growth; punctuated by double-digit growth in trust and investment services fee income and service charges on deposits, both key strategic initiatives,” said Corey Chambas, President and Chief Executive Officer of First Business. “We are strategic, we invest in talent and we focus on relationships, every day. As a result, the third quarter of 2014 marks our tenth consecutive quarter of record loan balances, delivering double-digit linked-quarter annualized loan growth even as we continue to maintain rigorous lending standards and experience competitive pressures. By executing on what we believe to be the Midwest’s premier business banking model, we’ve produced a track record of success that continues to attract talent to our franchise. We are committed to increasing earnings power and shareholder value.”

Previously Announced Pending Merger with Aslin Group, the Parent Company of Alterra Bank

On May 23, 2014, the Company and Aslin Group announced the signing of a definitive agreement pursuant to which First Business is to acquire Aslin Group, including Alterra Bank, Aslin Group’s wholly-owned subsidiary. The merger is expected to close in the fourth quarter of 2014.

As previously disclosed, the approval of Aslin Group’s stockholders and the appropriate banking regulators, including the Federal Reserve and the Kansas state banking commission, were obtained during the third quarter of 2014.

Also as previously announced, on August 26, 2014, First Business successfully completed the private placement of $15.0 million in subordinated notes, primarily for the purpose of financing the cash portion of the pending merger with Aslin Group. The notes have a maturity date of September 1, 2024 and will bear interest at an annual fixed rate of 6.50% for the first five years, after which the rate will reset quarterly to an annualized interest rate equal to the then-current three-month LIBOR rate plus 470 basis points.

Results of Operations

Net interest income for the third quarter of 2014 grew $236,000, or 2.2%, compared to the third quarter of 2013, as lower funding costs and growth in earning assets continued to offset declines in earning asset yields. Net interest income benefited from earning asset balances that were 5.7% higher than in the prior-year period due to 8.0% growth in average loans. Third quarter 2014 average commercial and industrial ("C&I") loan balances grew 21.1% from the comparable prior-year period, demonstrating the Company's continued success in executing on its strategic objective of increasing full commercial banking relationships while maintaining strict underwriting discipline. The increase in C&I loan volume, particularly from the Company’s specialty finance offerings, more than offset the 28 basis point compression in average loan yields in the sustained low-rate environment over the last year.

Net interest margin of 3.44% decreased eight basis points from the second quarter of 2014 and twelve basis points from the third quarter of 2013. The decrease is primarily attributable to temporarily elevated liquidity on the balance sheet accumulated late in the third quarter of 2014 as a result of certain clients depositing significant balances with the Company due to independent business events. Management does not expect to retain the elevated deposit balances going forward. As such, management believes year-to-date net interest margin for the nine months ended September 30, 2014 more accurately reflects the stability of the Company's net interest margin. However, the margin may experience occasional volatility due to non-recurring events such as prepayment fees collected in lieu of interest, the collection of foregone interest or the accumulation of significant short-term deposit inflows.

Non-interest income of $2.5 million for the third quarter of 2014 increased $101,000, or 4.3%, from the second quarter of 2014 and $335,000, or 15.8%, from the third quarter of 2013. Growth in non-interest income reflects the Company’s continued success in executing on its strategic initiative to grow full-service banking relationships. Trust and investment services fee income again grew to record levels, driven by continued strength in existing client accounts and successful business development efforts. The Company recorded $1.1 million in trust and investment services fee income in the third quarter of 2014 while trust assets under management and administration increased $16.7 million to $927.4 million as of September 30, 2014, compared to $910.8 million at September 30, 2013.

Non-interest expense for the third quarter of 2014 was $8.0 million, an increase of $298,000, or 3.8%, compared to the second quarter of 2014 and an increase of $900,000, or 12.6%, compared to the third quarter of 2013. Third quarter 2014 expenses included $104,000 in costs related to the pending merger with Aslin Group, compared to $320,000 incurred in the second quarter of 2014. Excluding merger-related professional expenses, non-interest expense increased by $514,000, or 6.9%, on a linked-quarter basis and by $796,000, or 11.1%, compared to the prior-year quarter. Increases primarily reflect growth in compensation costs related to annual merit increases, employee benefit costs and incentive compensation accruals on a larger base of employees than in the prior-year period. As part of its commitment to opportunistically invest in talent, the Company hired ten full-time equivalent employees (“FTE”) during the third quarter of 2014, increasing total FTEs to 162 at September 30, 2014, up 11.0% from 146 at September 30, 2013. Management expects to continue investing in personnel, products and technology to support its strategic growth efforts. Despite additional merger-related costs and increased compensation expense, non-interest expense growth remained generally aligned with top line revenue growth, resulting in an efficiency ratio of 60.1% for the third quarter 2014. This compared to 58.9% for the second quarter of 2014 and 56.1% for the third quarter of 2013.

The Company recorded a negative provision for loan and lease losses of $89,000 for the third quarter of 2014, compared to a negative provision for loan and lease losses of $91,000 in the second quarter of 2014 and a provision for loan and lease losses of $109,000 in the third quarter of 2013. Third quarter 2014 loan and lease loss provision reflected consistently strong and improving credit performance. The Company recorded net recoveries of $4,000 during the third quarter of 2014, similar to the previous quarter, when the Company recognized net recoveries of $5,000. In the third quarter of 2013 the Company experienced net charge-offs totaling $126,000, which represented an annualized 0.05% of average loans and leases.

Balance Sheet and Asset Quality Strength

Period-end net loans and leases grew for the tenth consecutive quarter, reaching a record $1.028 billion at September 30, 2014 as balances grew $34.2 million, or 13.8% annualized, from June 30, 2014 and $86.7 million, or 9.2%, from September 30, 2013. Continued success in executing on initiatives to attract new commercial clients and capitalize on market opportunities drove strong year-over-year growth in C&I loans, specifically in the asset-based lending business.

Management continues to believe asset quality is a source of strength and differentiation for the Company relative to many of its peers. Strong underwriting and the continued success of certain exit strategies, including payoffs and paydowns, continue to benefit asset quality metrics. In addition, management continued to see improvement in both magnitude and direction of various economic trends that warranted a reduction in the overall general reserve. As a result, the Company's allowance for loan and lease losses as a percentage of total gross loans and leases declined to 1.34% as of September 30, 2014, compared to 1.39% as of June 30, 2014 and 1.59% at September 30, 2013. The ratio of non-performing assets to total assets measured 1.12% at September 30, 2014, compared to 1.11% at June 30, 2014 and 0.82% at September 30, 2013. Non-performing assets totaled $15.9 million at September 30, 2014, compared to $14.5 million at June 30, 2014 and $10.3 million at September 30, 2013. The year-over-year increase was primarily due to the addition of one relationship in the fourth quarter of 2013 which paid off in full subsequent to September 30, 2014. Management expects to demonstrate an overall declining trend of non-accrual loan balances; however, the Company may experience some volatility in this trend from time to time.

Capital Strength

The Company’s earnings power continues to generate capital, resulting in capital ratios in excess of the highest required regulatory benchmark levels. As of September 30, 2014, total capital to risk-weighted assets was 12.70%, tier 1 capital to risk-weighted assets was 10.84% and tier 1 capital to average assets was 9.56%.

Quarterly Dividend

As previously announced, during the third quarter of 2014 the Company's Board of Directors approved a $0.21 quarterly cash dividend on its common stock, which was paid on August 25, 2014 to shareholders of record at the close of business on August 11, 2014. The Board of Directors routinely considers dividend declarations as part of its normal course of business.

About First Business Financial Services, Inc.

First Business Financial Services, Inc. (NASDAQ: FBIZ) is a Wisconsin-based bank holding company, focused on the unique needs of businesses, business executives, and high net worth individuals. First Business offers commercial banking, specialty finance, and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility, and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.
This press release includes “forward-looking” statements related to First Business Financial Services, Inc. (the “Company”) that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s 2013 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
David R. Papritz, Chief Financial Officer
and Senior Vice President - Corporate Development
608-232-5970
dpapritz@firstbusiness.com

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(Dollars in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
ASSETS
Cash and cash equivalents	$174,498	$85,977	$76,396	$81,286	$96,114
Securities available-for-sale, at fair value	142,427	143,642	185,547	180,118	186,242
Securities held-to-maturity, at amortized cost	42,522	43,434	—	—	—
Loans and leases receivable	1,041,816	1,007,736	985,319	980,951	956,345
Allowance for loan and lease losses	(13,930)	(14,015)	(14,101)	(13,901)	(15,185)
Loans and leases, net	1,027,886	993,721	971,218	967,050	941,160
Leasehold improvements and equipment, net	1,198	1,152	1,186	1,155	1,182
Foreclosed properties	106	329	333	333	595
Cash surrender value of bank-owned life insurance	23,772	23,558	23,348	23,142	22,906
Investment in Federal Home Loan Bank stock, at cost	1,349	1,349	1,255	1,255	1,255
Accrued interest receivable and other assets	13,809	13,341	14,489	14,316	15,485
Total assets	$1,427,567	$1,306,503	$1,273,772	$1,268,655	$1,264,939
LIABILITIES AND STOCKHOLDERS’ EQUITY
In-market deposits	$859,114	$729,400	$731,164	$736,323	$713,993
Brokered CDs	410,086	437,297	405,536	393,532	414,338
Total deposits	1,269,200	1,166,697	1,136,700	1,129,855	1,128,331
Federal Home Loan Bank and other borrowings	22,936	7,936	7,936	11,936	11,936
Junior subordinated notes	10,315	10,315	10,315	10,315	10,315
Accrued interest payable and other liabilities	6,924	5,907	6,626	7,274	8,258
Total liabilities	1,309,375	1,190,855	1,161,577	1,159,380	1,158,840
Total stockholders’ equity	118,192	115,648	112,195	109,275	106,099
Total liabilities and stockholders’ equity	$1,427,567	$1,306,503	$1,273,772	$1,268,655	$1,264,939

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Nine Months Ended
(Dollars in thousands, except per share amounts)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
Total interest income	$13,871	$13,565	$13,402	$13,763	$13,586	$40,838	$40,047
Total interest expense	2,936	2,766	2,601	2,779	2,887	8,303	8,926
Net interest income	10,935	10,799	10,801	10,984	10,699	32,535	31,121
Provision for loan and lease losses	(89)	(91)	180	(1,202)	109	—	243
Net interest income after provision for loan and lease losses	11,024	10,890	10,621	12,186	10,590	32,535	30,878
Trust and investment services fee income	1,137	1,110	1,068	983	976	3,315	2,773
Service charges on deposits	620	600	567	574	549	1,787	1,576
Loan fees	386	380	390	309	296	1,156	986
Other	316	268	296	325	303	880	916
Total non-interest income	2,459	2,358	2,321	2,191	2,124	7,138	6,251
Compensation	5,193	4,741	5,057	4,459	4,586	14,991	13,819
Net collateral liquidation costs	32	85	159	29	108	276	167
Net (gain) loss on foreclosed properties	(9)	4	—	(118)	(48)	(5)	1
Endowment to First Business Charitable Foundation	—	—	—	1,300	—	—	—
Merger-related costs	104	320	—	—	—	424	—
Other	2,727	2,599	2,636	2,886	2,501	7,962	7,828
Total non-interest expense	8,047	7,749	7,852	8,556	7,147	23,648	21,815
Income before tax expense	5,436	5,499	5,090	5,821	5,567	16,025	15,314
Income tax expense	1,883	1,994	1,753	2,061	1,958	5,630	5,328
Net income	$3,553	$3,505	$3,337	$3,760	$3,609	$10,395	$9,986

Per common share:
Basic earnings	$0.90	$0.89	$0.85	$0.95	$0.92	$2.63	$2.55
Diluted earnings	0.89	0.88	0.84	0.95	0.91	2.62	2.54
Dividends declared	0.21	0.21	0.21	0.14	0.14	0.63	0.42
Book value	29.85	29.31	28.44	27.71	26.94	29.85	26.94
Tangible book value	29.85	29.31	28.44	27.71	26.94	29.85	26.94
Weighted-average common shares outstanding(1)	3,867,835	3,860,087	3,859,503	3,848,573	3,831,227	3,862,504	3,826,809
Weighted-average diluted common shares outstanding(1)	3,889,679	3,883,355	3,880,561	3,867,247	3,849,562	3,884,593	3,839,871

(1)	Excluding participating securities

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	September 30, 2014			June 30, 2014			September 30, 2013
	Average balance	Interest	Average yield/rate	Average balance	Interest	Average yield/rate	Average balance	Interest	Average yield/rate
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$641,522	$7,705	4.80%	$636,174	$7,702	4.84%	$637,358	$8,041	5.05%
Commercial and industrial loans(1)	326,579	4,769	5.84%	323,045	4,476	5.54%	269,695	4,280	6.35%
Direct financing leases(1)	30,278	351	4.64%	27,457	316	4.60%	15,710	187	4.76%
Consumer and other loans(1)	15,696	143	3.64%	17,044	157	3.68%	16,376	161	3.93%
Total loans and leases receivable(1)	1,014,075	12,968	5.12%	1,003,720	12,651	5.04%	939,139	12,669	5.40%
Mortgage-related securities(2)	158,832	716	1.80%	156,073	746	1.91%	156,798	720	1.84%
Other investment securities(3)	26,284	105	1.60%	27,497	109	1.59%	33,436	121	1.45%
FHLB stock	1,349	2	0.57%	1,427	1	0.44%	1,480	1	0.35%
Short-term investments	70,633	80	0.45%	37,451	58	0.62%	71,318	75	0.42%
Total interest-earning assets	1,271,173	13,871	4.36%	1,226,168	13,565	4.43%	1,202,171	13,586	4.52%
Non-interest-earning assets	63,485			56,063			60,145
Total assets	$1,334,658			$1,282,231			$1,262,316
Interest-bearing liabilities
Transaction accounts	$84,434	47	0.22%	$80,027	45	0.22%	$68,395	31	0.18%
Money market	484,402	627	0.52%	449,907	571	0.51%	430,049	544	0.51%
Certificates of deposit	44,423	115	1.04%	47,332	115	0.97%	57,720	146	1.01%
Brokered certificates of deposit	422,618	1,616	1.53%	422,024	1,606	1.52%	433,616	1,677	1.55%
Total interest-bearing deposits	1,035,877	2,405	0.93%	999,290	2,337	0.94%	989,780	2,398	0.97%
FHLB advances	1,304	1	0.16%	9,418	4	0.17%	—	—	—%
Other borrowings	13,806	250	7.24%	8,381	148	7.06%	11,936	209	7.00%
Junior subordinated notes	10,315	280	10.86%	10,315	277	10.74%	10,315	280	10.86%
Total interest-bearing liabilities	1,061,302	2,936	1.11%	1,027,404	2,766	1.08%	1,012,031	2,887	1.14%
Non-interest-bearing demand deposit accounts	148,017			134,892			136,458
Other non-interest-bearing liabilities	7,908			5,882			8,664
Total liabilities	1,217,227			1,168,178			1,157,153
Stockholders’ equity	117,431			114,053			105,163
Total liabilities and stockholders’ equity	$1,334,658			$1,282,231			$1,262,316
Net interest income		$10,935			$10,799			$10,699
Interest rate spread			3.25%			3.35%			3.38%
Net interest-earning assets	$209,871			198,764			$190,140
Net interest margin			3.44%			3.52%			3.56%

(1)	The average balances of loans and leases include non-performing loans and leases. Interest income related to non-performing loans and leases is recognized when collected.

(2)	Includes amortized cost basis of assets available for sale and held to maturity.

(3)	Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.

NET INTEREST INCOME ANALYSIS (CONTINUED)

(Unaudited)	For the Nine Months Ended September 30,
(Dollars in thousands)	2014			2013
	Average balance	Interest	Average yield/ cost	Average balance	Interest	Average yield/ cost
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$638,187	$22,904	4.79%	$630,741	$23,888	5.05%
Commercial and industrial loans(1)	316,209	13,769	5.81%	261,601	12,474	6.36%
Direct financing leases(1)	27,945	965	4.60%	15,092	562	4.97%
Consumer and other loans(1)	16,603	456	3.66%	16,637	481	3.85%
Total loans and leases receivable(1)	998,944	38,094	5.08%	924,071	37,405	5.40%
Mortgage-related securities(2)	155,488	2,208	1.89%	161,934	2,107	1.73%
Other investment securities(3)	28,556	335	1.56%	34,212	353	1.38%
FHLB stock	1,346	4	0.44%	1,451	3	0.28%
Short-term investments	50,768	197	0.52%	57,812	179	0.41%
Total interest-earning assets	1,235,102	40,838	4.41%	1,179,480	40,047	4.53%
Non-interest-earning assets	59,104			58,975
Total assets	$1,294,206			$1,238,455
Interest-bearing liabilities
Transaction accounts	$81,039	137	0.23%	$59,398	86	0.19%
Money market	465,708	1,785	0.51%	443,463	1,799	0.54%
Certificates of deposit	47,536	350	0.98%	62,256	477	1.02%
Brokered certificates of deposit	410,757	4,639	1.51%	391,723	5,088	1.73%
Total interest-bearing deposits	1,005,040	6,911	0.92%	956,840	7,450	1.04%
FHLB advances	4,604	6	0.16%	8,650	12	0.18%
Other borrowings	10,297	555	7.19%	12,084	633	6.98%
Junior subordinated notes	10,315	831	10.76%	10,315	831	10.76%
Total interest-bearing liabilities	1,030,256	8,303	1.07%	987,889	8,926	1.20%
Non-interest-bearing demand deposit accounts	142,302			137,633
Other non-interest-bearing liabilities	7,406			9,405
Total liabilities	1,179,964			1,134,927
Stockholders’ equity	114,242			103,528
Total liabilities and stockholders’ equity	$1,294,206			$1,238,455
Net interest income		$32,535			$31,121
Interest rate spread			3.34%			3.33%
Net interest-earning assets	$204,846			$191,591
Net interest margin			3.51%			3.52%

(1)	The average balances of loans and leases include non-performing loans and leases. Interest income related to non-performing loans and leases is recognized when collected.

(2)	Includes amortized cost basis of assets available for sale and held to maturity.

(3)	Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.

SELECTED FINANCIAL TRENDS

PERFORMANCE RATIOS

	For the Three Months Ended					For the Nine Months Ended
(Unaudited)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
Return on average assets (annualized)	1.06%	1.09%	1.06%	1.18%	1.14%	1.07%	1.08%
Return on average equity (annualized)	12.10%	12.29%	12.01%	13.88%	13.73%	12.13%	12.86%
Efficiency ratio	60.15%	58.87%	59.84%	55.97%	56.11%	59.62%	58.37%
Interest rate spread	3.25%	3.35%	3.40%	3.42%	3.38%	3.34%	3.33%
Net interest margin	3.44%	3.52%	3.58%	3.60%	3.56%	3.51%	3.52%
Average interest-earning assets to average interest-bearing liabilities	119.77%	119.35%	120.56%	119.72%	118.79%	119.88%	119.39%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Non-performing loans and leases	$15,837	$14,180	$14,110	$15,855	$9,725
Foreclosed properties, net	106	329	333	333	595
Total non-performing assets	15,943	14,509	14,443	16,188	10,320
Performing troubled debt restructurings	556	602	586	371	789
Total impaired assets	$16,499	$15,111	$15,029	$16,559	$11,109

Non-performing loans and leases as a percent of total gross loans and leases	1.52%	1.41%	1.43%	1.61%	1.02%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	1.53%	1.44%	1.46%	1.65%	1.08%
Non-performing assets as a percent of total assets	1.12%	1.11%	1.13%	1.28%	0.82%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.34%	1.39%	1.43%	1.42%	1.59%
Allowance for loan and lease losses as a percent of non-performing loans	87.96%	98.84%	99.94%	87.68%	156.14%

Criticized assets:
Special mention	$—	$—	$—	$—	$—
Substandard	26,147	29,337	21,283	22,841	17,145
Doubtful	—	—	—	—	—
Foreclosed properties, net	106	329	333	333	595
Total criticized assets	$26,253	$29,666	$21,616	$23,174	$17,740
Criticized assets to total assets	1.84%	2.27%	1.70%	1.83%	1.40%

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
Charge-offs	$2	$—	$—	$120	$135	$2	$794
Recoveries	(6)	(5)	(20)	(38)	(9)	(31)	(336)
Net (recoveries) charge-offs	$(4)	$(5)	$(20)	$82	$126	$(29)	$458
Net (recoveries) charge-offs as a percent of average gross loans and leases (annualized)	—%	—%	(0.01)%	0.03%	0.05%	—%	0.07%

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Total capital to risk-weighted assets	12.70%	12.80%	12.92%	13.16%	13.26%
Tier I capital to risk-weighted assets	10.84%	10.89%	10.96%	10.83%	10.89%
Tier I capital to average assets	9.56%	9.73%	9.67%	9.35%	9.20%
Tangible common equity to tangible assets	8.28%	8.85%	8.81%	8.61%	8.39%

SELECTED OTHER INFORMATION

(Unaudited)	As of
(Dollars in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Trust assets under management	$741,210	$703,626	$787,645	$763,912	$731,076
Trust assets under administration	186,212	186,014	181,611	195,056	179,692
Total trust assets	$927,422	$889,640	$969,256	$958,968	$910,768

NON-GAAP RECONCILIATIONS
Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

PRE-TAX ADJUSTED EARNINGS
“Pre-tax adjusted earnings” is a non-GAAP measure representing pre-tax income excluding the effects of (1) provision for loan and lease losses, (2) other identifiable costs of credit and (3) other discrete items that are unrelated to the Company’s primary business activities. In the judgment of the Company’s management, the presentation of pre-tax adjusted earnings allows the management team, investors and analysts to better assess the growth of the Company’s business by removing the volatility that is associated with costs of credit and other discrete items and facilitates a more streamlined comparison of growth to its benchmark peers. The information provided below reconciles pre-tax adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
Income before tax expense	$5,436	$5,499	$5,090	$5,821	$5,567	$16,025	$15,314
Add back:
Provision for loan and lease losses	(89)	(91)	180	(1,202)	109	—	243
Net (gain) loss on foreclosed properties	(9)	4	—	(118)	(48)	(5)	1
Endowment to First Business Charitable Foundation	—	—	—	1,300	—	—	—
Pre-tax adjusted earnings	$5,338	$5,412	$5,270	$5,801	$5,628	$16,020	$15,558

TANGIBLE BOOK VALUE
“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Common stockholders’ equity	$118,192	$115,648	$112,195	$109,275	$106,099
Intangible assets	—	—	—	—	—
Tangible common equity	$118,192	$115,648	$112,195	$109,275	$106,099
Common shares outstanding	3,959,115	3,945,220	3,944,795	3,943,997	3,938,423
Book value per share	$29.85	$29.31	$28.44	$27.71	$26.94
Tangible book value per share	29.85	29.31	28.44	27.71	26.94

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

‘‘Tangible common equity to tangible assets’’ is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Common stockholders’ equity	$118,192	$115,648	$112,195	$109,275	$106,099
Intangible assets	—	—	—	—	—
Tangible common equity	$118,192	$115,648	$112,195	$109,275	$106,099
Total assets	$1,427,567	$1,306,503	$1,273,772	$1,268,655	$1,264,939
Intangible assets	—	—	—	—	—
Tangible assets	$1,427,567	$1,306,503	$1,273,772	$1,268,655	$1,264,939
Tangible common equity to tangible assets	8.28%	8.85%	8.81%	8.61%	8.39%

EFFICIENCY RATIO

“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of losses or gains on foreclosed properties, other discrete items that are unrelated to the Company’s primary business activities and amortization of other intangible assets, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. In the judgment of the Company’s management, the adjustments made to non-interest expense and operating revenue allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to its business. The information provided below reconciles the efficiency ratio to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
Total non-interest expense	$8,047	$7,749	$7,852	$8,556	$7,147	$23,648	$21,815
Less:
Net (gain) loss on foreclosed properties	(9)	4	—	(118)	(48)	(5)	1
Endowment to First Business Charitable Foundation	—	—	—	1,300	—	—	—
Total operating expense	$8,056	$7,745	$7,852	$7,374	$7,195	$23,653	$21,814
Net interest income	$10,935	$10,799	$10,801	$10,984	$10,699	$32,535	$31,121
Total non-interest income	2,459	2,358	2,321	2,191	2,124	7,138	6,251
Total operating revenue	$13,394	$13,157	$13,122	$13,175	$12,823	$39,673	$37,372
Efficiency ratio	60.15%	58.87%	59.84%	55.97%	56.11%	59.62%	58.37%